HESS CORPORATION

AUTHORIZATION FORM




Securities and Exchange Commission


Gentlemen:

	Authorization is hereby given for each of Timothy B. Goodell, Indrani Franchini and Barry Schachter to sign for and on behalf of the undersigned applications for EDGAR filing codes, statements on Form 3 Initial Statement of Beneficial
Ownership of Securities, Form 4 Statement of Changes in Beneficial Ownership of
Securities and Form 5 Annual Statement of Beneficial Ownership of Securities to
be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

	This authorization shall continue in effect until revoked in writing.




September 6, 2016                                       /s/Risa Lavizzo-Mourey
Date	                                                Signature